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                                                                   EXHIBIT 10.53


                            STOCK PURCHASE AGREEMENT

                            DATED AS OF MAY 12, 2000


                                  By and among

                                      UICI


                                       and


                   THE MEGA LIFE AND HEALTH INSURANCE COMPANY


                           With Respect to all of the

                          Outstanding Capital Stock of

                      THE CHESAPEAKE LIFE INSURANCE COMPANY



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                            STOCK PURCHASE AGREEMENT


         This Stock Purchase Agreement ("Agreement") is made and entered into this 12th day of May, 2000 by and between The MEGA LIFE and HEALTH INSURANCE COMPANY, a corporation ("Purchaser"), and UICI, a Delaware corporation ("Seller").

         WHEREAS, Seller owns 58 shares (the "Common Shares") of Common Stock, $46,000.00 par value per share, of The Chesapeake Life Insurance Company, an Oklahoma corporation (the "Company"); and

         WHEREAS, the Common Shares constitute all of the issued and outstanding capital stock of the Company; and

         WHEREAS, Seller desires to sell the Common Shares to Purchaser, and Purchaser desires to purchase the Common Shares from Seller, on the terms and subject to the conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         The capitalized terms used herein will have the following meanings:

         "Affiliate" shall mean, with respect to a specified person or entity, any person or entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such specified person or entity.

         "Agreement" shall mean this Stock Purchase Agreement, together with the Disclosure Schedules.

         "Annual Statement" shall mean the annual statutory statement of the Company filed with or submitted to the insurance regulatory authority in the State of Oklahoma.



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         "Closing" shall mean the closing of the transactions contemplated by this Agreement as provided in Section 2.3 hereof.

         "Closing Date" shall mean the later of (a) the end of the month at least seven business days following the date upon which the last remaining condition set forth in ARTICLES VII and VIII hereof has been satisfied or waived, or (b) such other date as Purchaser and Seller may agree upon.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         "Company" shall mean The Chesapeake Life Insurance Company.

         "Contract" shall mean any agreement, lease, sublease, license, sublicense, promissory note, evidence of indebtedness, or other binding contract.

         "Damages" shall mean any and all monetary damages, liabilities, fines, fees, penalties, interest obligations, deficiencies, losses, costs, and expenses (including reasonable fees and expenses of attorneys, accountants, actuaries, and other experts).

         "Disclosure Schedule" shall mean the disclosure schedule dated the date hereof furnished by Seller to Purchaser as part of this Agreement and containing all lists, descriptions, exceptions, and other information and materials as are required to be included therein pursuant to this Agreement.

         "Indemnifying Party" shall mean the entity against whom claims of indemnification are being asserted under ARTICLE X hereof.

         "Indemnitee" shall mean the entity claiming indemnification under
ARTICLE X hereof.

         "Insurance Agent Violation" shall mean (i) a violation prior to the Closing by an Insurance Company insurance agent or general agent of any term or provision of any law or any writ, judgment, decree, injunction or similar order applicable to either the Company or (ii) a misrepresentation prior to the Closing by either the Company or a Company insurance agent or general agent with respect to the writing, sale or production of business for the Company,

         "IRS" shall mean the United States Internal Revenue Service.

         "Knowledge" when used in reference to Seller, the Company, or any Taxpayer shall mean the actual knowledge of the officers and directors of the Company.


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         "Material Adverse Effect" shall mean any change or effect that individually or in the aggregate is materially adverse to (i) the business, operations, condition (financial or otherwise) or results of operations of the Company, (ii) the validity or enforceability of this Agreement, or (iii) the ability of Seller to execute and deliver this Agreement or to perform its obligations under this Agreement; provided that a change in economic conditions (such as a movement in interest rates or tax law changes) that adversely effects the insurance industry in general shall not be deemed a Material Adverse Effect.

         "Permitted Lien" shall mean any (a) mechanic's, carrier's, workmen's, repairmen's, or other similar lien arising or incurred in the ordinary course of business, (b) lien for taxes, assessments, and other governmental charges that are not due and payable or which are being contested in good faith through appropriate proceedings, (c) zoning, building or other similar government restriction, (d) agreement, covenant, right of way, or other similar restriction which is recorded in the real property records for the relevant property or in the case of clauses (a), (c), and (d) above do not materially impair any real property, and (e) any lien that would not reasonably be expected to have a material adverse effect on the value, use or operation of the asset subject to such lien.

         "Products" shall have the meaning ascribed to such term in Section 3.14 hereof.

         "Purchaser" shall mean The MEGA Life and Health Insurance Company, a corporation, or the entity to which the right to purchase is assigned under
Section 12.14 hereof.

         "Quarterly Statement" shall mean the quarterly statutory statement of the Company filed with or submitted to the insurance regulatory authority in the State of Oklahoma.

         "SAP" shall mean the accounting practices required or permitted by the insurance regulatory authority in the State of Oklahoma, consistently applied throughout the specified period and in the comparable period in the immediately preceding year.

         "Seller" shall mean UICI, a Delaware corporation.

         "Tax" or "Taxes" shall mean all taxes, charges, fees, levies, or other similar assessments or liabilities, including without limitation (a) income, gross receipts, ad valorem, premium, excise, real property, personal property, sales, use, transfer, withholding, employment, payroll, medicare, and franchise taxes imposed by the United States of America, or by any state, local, or foreign government, or any subdivision, agency, or other similar person of the United States or any such government; and (b) any interest, fines, penalties, assessments, or additions to taxes resulting from, attributable to, or incurred in connection with any Tax or any contest, dispute, or refund thereof.


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         "Tax Returns" shall mean any report, return, estimate, declaration of estimated tax, information statements, or statement, including any attachment thereto or amendment thereof, required to be supplied to a taxing authority in connection with Taxes.

         Unless the context of this Agreement otherwise requires, (a) words of any gender are deemed to include the other gender; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms "hereof," "herein," "hereby," "hereto," and derivative or similar words refer to this entire Agreement; (d) the terms "ARTICLE" or "Section" refer to the specified ARTICLE or Section of this Agreement; (e) the phrase "in the ordinary course of business and consistent with past practice" refers to the business, operations, affairs, and practice of the Companies or the designated Company, as the case may be, consistent with past practices of such business, operations, and affairs; (f) the term "including" and other forms of such term, with respect to any matter or thing, means "including but not limited to" such matter or thing; and (g) all references to "dollars" or "$" refer to currency of the United States of America.

                                   ARTICLE II

                           SALE OF SHARES AND CLOSING

         2.1 Purchase and Sale of Shares. Subject to the terms and conditions, and in reliance upon the representations and warranties, set forth in this Agreement, Seller agrees to sell the Common Shares to Purchaser and Purchaser agrees to purchase the Common Shares from Seller.

         2.2 Purchase Price. The purchase price (the "Purchase Price") for the Common Shares will equal: (a) the capital and surplus of the Company determined in accordance with SAP as of March 31, 2000, adjusted for any subsequent dividends declared and/or paid prior to closing; (b) the amount of $14,000,000 for the life insurance business inclusive of the Cologne Re/Idealife reinsurance agreement.

         2.3 Closing.

             (a) The Closing will take place at the offices of Seller at 9:00 a.m., local time on the Closing Date.

             (b) At the Closing, Seller will deliver to Purchaser (i) a certificate or certificates representing all the Common Shares, accompanied by duly executed blank stock power, and (ii) such other documents and instruments required to be delivered by Seller under the terms of this Agreement.


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                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller hereby represents and warrants to Purchaser as follows:

         3.1 Organization and Authority of Seller. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to enter into this Agreement and to perform its obligations under this Agreement. The execution and delivery of this Agreement by Seller and the performance by Seller of its obligations under this Agreement have been duly and validly authorized by all necessary corporate action on the part of Seller. This Agreement has been duly executed and delivered by Seller and constitutes a legal, valid, and binding obligation of Seller and is enforceable against Seller in accordance with its terms, except to the extent that (a) enforcement against Seller may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium, or similar laws now or hereafter in effect relating to or limiting creditors' rights generally regarding such Seller and (b) the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court or other similar person or entity before which any proceeding therefor may be brought.

         3.2 Title to the Common Shares. The Common Shares are duly authorized, validly issued, fully paid, and nonassessable and are owned beneficially and of record by Seller, free and clear of all liens and encumbrances, other than the liens or encumbrances listed in Section 3.2 of the Disclosure Schedule which will be released prior to the Closing. Upon delivery of payment for the Common Shares as herein provided, Purchaser will acquire good and valid title to the Common Shares, free and clear of any lien, encumbrance (other than liens or encumbrances created by Purchaser), or claim.

         3.3 No Conflicts or Violations. The execution and delivery of this Agreement by such Seller and the performance by such Seller of its obligations under this Agreement will not:

                  (a) subject to obtaining the approvals contemplated by Sections 5.1, 5.2, 6.1 and 6.2 hereof, violate in any material respect any term or provision of any law or any writ, judgment, decree, or injunction applicable to Seller, the Company, or its respective assets or properties;

                  (b) conflict with or result in a violation or breach of any of the provisions of the articles or certificate of incorporation or bylaws of Seller or the Company;

                  (c) require Seller or the Company to obtain any consent, approval, or action of, or make any filing with or give any notice to, any person or entity, except as set forth in


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         Section 3.3 of the Disclosure Schedule or as contemplated in Sections
         5.1 and 5.2 hereof; except where the failure to obtain such consent, approval or action, or to make any filing or to give any notice would not reasonably be expected to have a Material Adverse Effect;

                  (b) conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, any material Contract to which the Company is a party or by which any material asset or property of the Company may be bound; or

                  (e) result in the creation or imposition of any lien or encumbrance upon the Company or any of its assets or properties.

         3.4 Organization of the Company. The Company is a stock corporation duly organized, validly existing, and in good standing under the laws of Oklahoma, and has all requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as presently conducted by it. The Company is duly qualified or admitted to do business and is in good standing as a foreign corporation in all jurisdictions in which the ownership, use, or leasing of its assets or properties or the conduct or nature of its business makes such qualification or admission necessary, except where the failure to be so qualified or admitted and in good standing does not have or cannot reasonably be expected to have a Material Adverse Effect. Except as disclosed in Section 3.4 of the Disclosure Schedule, the Company does not own 10% or more of the voting capital stock of any corporation.

         3.5 Capital Stock; Title. The authorized capital stock of the Company consists of 80 shares of Common Stock divided into 40 shares of Class A Stock and 40 shares of Class B Stock, all of the Pan Value of $46,000.00 par value per share, of which 58 shares are issued and outstanding. Except for the Common Shares, there are no outstanding securities, rights (preemptive or other), subscriptions, calls, warrants, options, or other agreements (except for this Agreement) that give any person or entity the right to (a) purchase or otherwise receive or be issued any shares of capital stock of the Company (or any interest therein) or any security convertible into or exchangeable for any shares of capital stock of the Company (or any interest therein), (b) receive any dividend, voting, or ownership rights similar to those accruing to a holder of any of the Company's shares, or (c) participate in the equity, income, or election of directors or officers of the Company.

         3.6 SAP Statements. Seller has previously delivered to Purchaser true and complete copies of the following:


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                  (a) the Annual Statements of the Company for each of the years ended December 31, 1997, 1998, and 1999 (including the supporting memorandum to the actuarial opinions given in connection with such Annual Statements); and

                  (b) any annual statutory statements of the Company that were filed for the year ended December 31, 1999 in any jurisdiction which differ from the Annual Statement for the year ended December 31, 1999.

                  (c) the Quarterly statutory statement of the company for the quester ending March 31, 2000.

         Each such statement (i) complied in all material respects with all applicable laws when so filed, (ii) was prepared in accordance with SAP, (iii) is true and complete in all material respects, and (iv) presents fairly in all material respects the financial position of the Company as of the respective dates thereof and the related summary of operations and changes in capital and surplus and in cash flows of the Company for and during the respective periods covered thereby. No material deficiency has been asserted by any insurance regulatory authority with respect to any such statement.

         3.7 Assets and Properties.

                  (a) Section 3.7(a) of the Disclosure Schedule contains a list of all purchases, acquisitions, sales or dispositions of all debentures, notes, stocks, limited partnership interests, other securities, mortgages, and other investment assets by the Company from March 31, 2000 to the date hereof. The Company has good and marketable title to all debentures, notes, stocks, limited partnership interests, other securities, mortgages, and other investment assets owned by it, free and clear of all liens and encumbrances, except for Permitted Liens.

                  (b) Section 3.7(b) of the Disclosure Schedule contains a true and complete list of all real property in which the Company currently has an ownership interest. The Company owns good and insurable title to all such real property, free and clear of all liens and encumbrances, except for Permitted Liens.

                  (c) Section 3.7(c) of the Disclosure Schedule contains a true and complete list of all real property leased by the Company. The Company has a valid leasehold interest in all such leased real property.

                  (d) Section 3.7(d) of the Disclosure Schedule contains a true and complete list of (i) all material marks, names, trademarks, service marks, patents, patent rights, assumed


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         names, logos, trade secrets, copyrights, and trade names that are used in the conduct of the business, operations, or affairs of the Company, and (ii) all material computer software, programs, and similar systems owned by or licensed to the Company that are used in the conduct of each of its business, operations, or affairs. To the Knowledge of Seller, the Company is not in conflict with or in violation or infringement of, nor has Seller or the Company received any notice of any alleged conflict with or violation or infringement of any asserted rights of any other person or entity with respect to any such intellectual property or any such computer software, programs, or similar systems.

         3.8 Absence of Changes. Except as disclosed in Section 3.8 of the Disclosure Schedule, since March 31, 2000, the Company has operated only in the ordinary course of business and consistent with past practice, and (without limiting the generality of the foregoing) there has not been, occurred, or arisen:

                  (a) any declaration, setting aside, or payment of any dividend or other distribution in respect of the capital stock of any of the Company or any direct or indirect redemption, purchase, or other acquisition by the Company of any such stock or of any interest in or right to acquire any such stock;

                  (b) any lien or encumbrance created or assumed on any of the assets or properties of the Company, other than Permitted Liens;

                  (c) any liability involving the borrowing of money by the Company or the incurrence by the Company of any deferred purchase price obligation (other than trade credit incurred in the ordinary course of business and consistent with past practice);

                  (d) any damage, destruction, or loss (whether or not covered by insurance) affecting any of the assets or properties of the Company, which damage, destruction, or loss exceeds $25,000 individually or $100,000 in the aggregate;

                  (e) any cancellation of any material liability owed to the Company by any other person or entity;

                  (f) any write-off or write-down of, or any determination to write-off or write-down, the assets or properties (other than any statutory write-down of investment assets) of the Company or any portion thereof, in excess of $25,000 for any asset or $100,000 in the aggregate;

                  (g) any amendment, termination, waiver, disposal, or lapse of, or other failure to preserve, any (i) license, permit, or other form of authorization of the Company (other


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         than a license to transact insurance business), the result of which individually or in the aggregate has or may reasonably be expected to have a Material Adverse Effect, or (ii) license of the Company to transact insurance business;

                  (h) any termination, amendment, or execution by the Company of any reinsurance, coinsurance other than as disclosed in Disclosure
         Schedule 3.8(h), or other similar Contract, as ceding or assuming insurer, except those Contracts which expire in accordance with their terms;

                  (i) any expenditure or commitment for additions to property, plant, equipment, or other tangible or intangible capital assets or properties of the Company which exceeds $25,000 individually or in the aggregate;

                  (j) any change in any marketing relationship between the Company and any person or entity through which the Company sells insurance policies, which change has or may reasonably be expected to have a Material Adverse Effect; or

                  (k) any Contract to take any of the actions prohibited in this
         Section 3.8.

         3.9 No Undisclosed Liabilities.

                  (a) Since March 31, 2000, the Company has not incurred any liabilities, except insurance or operational liabilities in the ordinary course of business and consistent with past practice.

                  (b) Except for regular periodic assessments in the ordinary course of business, no claim or assessment is pending nor, to the Knowledge of Seller or the Company, threatened against the Company by any state insurance guaranty association in connection with such association's fund relating to insolvent insurers.

         3.10 Taxes. Except as disclosed in Section 3.10 of the Disclosure
Schedule:

                  (a) All Tax Returns for federal or state income Taxes required to be filed by or with respect to the Company (individually or collectively, the "Taxpayer") have been duly and timely filed, and to the Knowledge of Seller all such Tax Returns are true, correct and complete in all material respects. The Taxpayer has duly and timely paid all Taxes that are due, or claimed or asserted by any taxing authority to be due, from or with respect to it, and maintained all of the required records with respect to Taxes. With respect to any period for which Taxes are not yet due, the Taxpayer has made due and sufficient accruals for such Taxes in accordance with SAP. The Taxpayer has made all required estimated


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         Tax payments sufficient to avoid any underpayment penalties. The
         Taxpayer has withheld and paid all Taxes required by all applicable laws to be withheld or paid in connection with any amounts paid or owing to any employee, creditor, independent contractor or any other party.

                  (b) To the Knowledge of Seller, all Tax Returns (other than returns described in subsection (a)) required to be filed by or with respect to the Company (the "Taxpayer") which if not filed would result in a Material Adverse Effect have been duly and timely filed, and all such Tax Returns are true, correct and complete in all material respects. The Taxpayer has duly and timely paid all Taxes that are due and which if not paid would result in a Material Adverse Effect, or claimed or asserted by any taxing authority to be due, from or with respect to it, and maintained all of the required records with respect to Taxes. With respect to any period for which Taxes are not yet due, the Taxpayer has made due and sufficient accruals for such Taxes in accordance with SAP. The Taxpayer has made all required estimated Tax payments sufficient to avoid any underpayment penalties. The Taxpayer has withheld and paid all Taxes required by all applicable laws to be withheld or paid in connection with any amounts paid or owing to any employee, creditor, independent contractor or any other party.

                  (c) There are no outstanding agreements, waivers, or arrangements extending the statutory period of limitation applicable to any claim for, or the period for the collection or assessment of, Taxes due from or with respect to the Taxpayer for any taxable period, and no power of attorney granted by or with respect to any Taxpayer with respect to Taxes is currently in force. No closing agreement pursuant to Section 7121 of the Code (or any predecessor provision) or any similar provision of any state, local, or foreign law has been entered into by or with respect to the Taxpayer. No audit or other proceeding by any court, governmental or regulatory authority, or similar person is pending or, to the Taxpayer's Knowledge, threatened with respect to any Taxes due from or with respect to the Taxpayer or any Tax Return filed by or with respect to the Taxpayer. To the Taxpayer's Knowledge, no assessment of Taxes is proposed against the Taxpayer or any of its assets. Seller has provided to Purchaser correct and complete copies of all Tax Returns, examination reports and statements of deficiencies assessed against, or agreed to by, the Taxpayer, for all years for which the statute of limitations has not expired.

                  (d) No election under Sections 108, 338, 441, 1017, 1033 and 4977 of the Code has been made or filed by or with respect to the Taxpayer. No consent to the application of Section 341(f)(2) of the Code (or any predecessor provision) has been made or filed by or with respect to the Taxpayer or any of its assets. The Taxpayer has not agreed to make any adjustment pursuant to Section 481(a) or Section 807(f) of the Code (or any predecessor provision) by reason of any change in any accounting method or change in


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         basis of computing reserves or otherwise, and there is no application pending with any taxing authority requesting permission for any changes in any accounting method of the Taxpayer. None of the assets of the Taxpayer is or will be required to be treated as being owned by any person (other than the Taxpayer) pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately before the enactment of the Tax Reform Act of 1986 or is "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code.

                  (e) The Company was taxable as a domestic "life insurance company" within the meaning of Section 816 of the Code for all taxable periods or portions thereof ending on or before the Closing Date.

                  (f) The insurance reserves with respect to the Company set forth in all federal income Tax Returns of the Company were determined in all material respects in accordance with Section 807 of the Code.

                  (g) The Taxpayer has not, nor will have, on or before the Closing Date any liability for Taxes resulting from an acceleration of an "intercompany transaction" within the meaning of Treasury Regulation
         Section 1.1502-13(d) (or any analogous or similar provision under state, local of foreign law or any predecessor provision or regulation).

                  (h) The Tax treatment under the Code of all insurance, annuity or investment policies, plans, or contracts, financial products, employee benefit plans, individual retirement accounts or annuities, or any similar or related policy, contract, plan or product, whether individual, group or otherwise issued or sold by the Company is not materially different from what the Company represented at the time of its issuance, purchase, modification or exchange. The provisions of the Code relating to the Tax treatment of the plans, policies, contracts and products referred to in the preceding sentence shall include, but not be limited to, Sections 72, 79, 101, 104, 105, 106, 125, 130, 264,
         401, 402, 403, 404, 408, 412, 415, 419, 419A, 501, 505, 817, 818, 1035,
         7702, and 7702A of the Code.

         3.11 Litigation. Except as disclosed in Section 3.11 of the Disclosure
Schedule:

                  (a) There are no actions, suits, investigations, arbitrations, or proceedings pending, or (to the Knowledge of Seller) threatened, against Seller or its assets or properties, at law or in equity, in, before, or by any person or entity, except such actions, suits, investigations, arbitrations, or proceedings that individually or in the aggregate do not have or cannot reasonably be expected to have a Material Adverse Effect.


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                  (b) There are no material actions, suits, investigations,
         arbitrations, or proceedings pending, or (to the Knowledge of Seller) threatened, against the Company, or any of its assets or properties, at law or in equity, in, before, or by any person or entity.

                  (c) There are no writs, judgments, decrees, injunctions, or similar orders of any person or entity outstanding against the Company, except such writs, judgments, decrees, injunctions or orders that individually or in the aggregate, do not and cannot reasonably be expected to have a Material Adverse Effect.

         3.12 Compliance With Laws. Except as disclosed in Section 3.12 of the Disclosure Schedule, the Company is not in violation of any law or any writ, judgment, decree, injunction, or similar order applicable to the Company, which violation, individually or in the aggregate, has had or may reasonably be expected to have a Material Adverse Effect.

         3.13 Contracts. Section 3.13 of the Disclosure Schedule contains a true and complete list of each of the following Contracts (true and complete copies of which have been made available to Purchaser), to which the Company is a party or by which any of its assets or properties is or may be bound:

                  (a) all employment, agency, consultation, or representation Contracts or other Contracts of any type (including without limitation loans or advances) with any present officer, director, employee, agent (excluding standard insurance agent or general agent Contracts), consultant, or other similar representative of the Company (or former officer, director, employee, agent, consultant or similar representative of the Company if there exists any present or future liability with respect to such Contract);

                  (b) all Contracts with any person or entity containing any provision or covenant (i) limiting the ability of the Company to (A) sell any products or services of any other person or entity, (B) engage in any line of business, or (C) compete with or obtain products or services from any person or entity or (ii) limiting the ability of any person or entity to compete with or to provide products or services to the Company;

                  (c) all Contracts relating to the borrowing of money by the Company, relating to the deferred purchase price for property or services, or relating to the direct or indirect guarantee by the Company of any liability;

                  (d) all Contracts pursuant to which the Company has agreed to indemnify or hold harmless any person or entity (other than indemnifications or hold harmless covenants in the ordinary course of business and consistent with past practice);


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                  (e) all leases or subleases of real property used in the
         business, operations, or affairs of the Company;

                  (f) all Contracts or arrangements (including without limitation those relating to allocations of expenses, personnel, services, or facilities) between the Company and Seller or any Affiliate of Seller;

                  (g) all material reinsurance Contracts; and

                  (h) all other Contracts (other than insurance Contracts issued, reinsured, or underwritten by the Company) that involve the payment or potential payment, pursuant to the terms of such Contracts, by or to the Company of more than $50,000 on an annual basis, individually or in the aggregate, that may not be terminated in less than twenty-four months, or that are otherwise material to the business or condition of the Company.

Each Contract disclosed or required to be disclosed in Section 3.16 of the Disclosure Schedule is in full force and effect and constitutes a legal, valid, and binding obligation of the Company, and to Seller's Knowledge, each other party thereto. Neither the Seller nor the Company has received from any other party to any such Contract any notice, whether written or oral, of termination or intention to terminate such Contract. Except as set forth in Section 3.16 of the Disclosure Schedule, neither the Company nor, to the Knowledge of Seller, any other party to such Contract is in violation or breach of or default under any such Contract (or with or without notice or lapse of time or both, would be in violation or breach of or default under any such Contract), which violation, breach, or default has or can reasonably be expected to have a Material Adverse Effect.

         3.14 Licenses and Permits. Section 3.14 of the Disclosure Schedule contains a true and complete list of all jurisdictions in which the Company is licensed to transact insurance business and the lines of business for which the Company is licensed in each jurisdiction. Except as disclosed in Section 3.14 of the Disclosure Schedule. The Company owns or validly holds all licenses, franchises, permits, approvals, authorizations, exemptions, classifications, certificates, registrations, and similar documents or instruments (other than licenses to transact insurance business) that are required for their business, operations, and affairs and that the failure to so own or hold has or may reasonably be expected to have a Material Adverse Effect. All such licenses, franchises, permits, approvals, authorizations, exemptions, classifications, certificates, registrations, and similar documents or instruments are valid and in full force and effect. The Company owns or validly holds all licenses reasonably necessary to transact insurance business.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser hereby represents and warrants to Seller as follows:

         4.1 Organization. Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Oklahoma and has full corporate power and authority to enter into this Agreement and to perform its obligations under this Agreement.

         4.2 Authority. The execution and delivery of this Agreement by Purchaser and the performance by Purchaser of its obligations under this Agreement have been duly and validly authorized by all necessary corporate action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser and constitutes a legal, valid, and binding obligation of Purchaser and is enforceable against Purchaser in accordance with its terms, except to the extent that (a) enforcement may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium, or similar laws now or hereafter in effect relating to or limiting creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court or other similar person or entity before which any proceeding therefor may be brought.

         4.3 No Conflicts or Violations. The execution and delivery of this Agreement by Purchaser and the performance by Purchaser of its obligations under this Agreement will not:

                  (a) subject to obtaining the approvals contemplated by Sections 5.1, 5.2, 6.1 and 6.2 hereof violate in any material respect any term or provision of any law or any writ, judgment, decree, or injunction applicable to Purchaser or any of its assets or properties;

                  (b) conflict with or result in a violation or breach of any of the provisions of the certificate of incorporation or bylaws of Purchaser;

                  (c) conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, any material Contract to which Purchaser is a party or by which any material asset or property of Purchaser may be bound; or

                  (d) require Purchaser or any of its subsidiaries to obtain any consent, approval, or action of, or make any filing with or give any notice to, any person or entity, except as contemplated in Sections 6.1 and 6.2 hereof, except where the failure to obtain such consent, approval or action, or to make any filing or to give any notice would not reasonably be expected to have a material adverse effect.

         4.4 Purchase for Investment. The Common Shares will be acquired by Purchaser for its own account for the purpose of investment and not as a nominee or agent for any other person and not with a view to, or for sale in connection with, any distribution of the Common Shares. Purchaser has sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of its investment in the Common Shares. Purchaser will refrain from transferring or otherwise disposing of any of the Common Shares, or any interest therein, in such manner as to violate any registration provision of the securities laws.

         4.5 Litigation.

                  (a) There are no actions, suits, investigations, arbitrations, or proceedings pending, or (to the knowledge of Purchaser) threatened, against Purchaser or its Affiliates or its assets or properties, at law or in equity, in, before, or by any person or entity that, if adversely determined, reasonably would be expected to have a material adverse effect on the enforceability of this Agreement, on the ability of Purchaser to perform its obligations under this Agreement, or on the consummation of the transactions contemplated in this Agreement.

                  (b) There are no writs, judgments, decrees, injunctions, or similar orders of any person or entity outstanding against Purchaser or its Affiliates that reasonably would be expected to have a material adverse effect on the enforceability of this Agreement, on the ability of Purchaser to perform its obligations under this Agreement, or on the consummation of the transactions contemplated in this Agreement.

         4.6 Financial Ability. Purchaser has, and as of the Closing Date will have, the financial capability and sufficient cash and other resources available to complete the purchase of the Common Shares on the terms and conditions contemplated by this Agreement.

                                    ARTICLE V

                               COVENANTS OF SELLER

         Seller covenants and agrees with Purchaser that, at all times before the earlier of the Closing or the termination of this Agreement in accordance with ARTICLE XI hereof, Seller will comply with all covenants and provisions of this ARTICLE V applicable to it, except to the extent (i) Purchaser may otherwise consent in writing, (ii) otherwise required by applicable law, or
(iii) otherwise expressly required or permitted by this Agreement.

         5.1 Contract and Regulatory Approvals. Seller will take (and will cause the Company to take) all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and use commercially reasonable efforts, to obtain as promptly as practicable (a) all approvals and consents required of any person or entity under all material Contracts to which Seller or the Company is a party to consummate the transactions contemplated hereby, and
(b) all approvals, authorizations, and clearances of governmental and regulatory authorities required of Seller and the Company to consummate the transactions contemplated hereby. Seller will, and will cause the Company to, (i) provide such other information and communications to such governmental and regulatory authorities as Purchaser or such authorities may reasonably request, and (ii) cooperate with Purchaser in obtaining, as promptly as practicable, all approvals, authorizations, and clearances of governmental or regulatory authorities and other persons or entities required of Purchaser to consummate the transactions contemplated hereby, including any required approvals of the insurance regulatory authorities in the State of Oklahoma. Subject to the terms and conditions of this Agreement and applicable law, Seller shall act in good faith and use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby as soon as reasonably practicable, including such actions or things as Purchaser may reasonably request in order to cause any of the conditions to such other party's obligation to consummate the transactions contemplated hereby to be satisfied.

         5.2 Investigation by Purchaser. Seller will provide, and will cause the Company to provide, Purchaser and its representatives and agents with reasonable access, upon reasonable prior notice and during normal business hours, to all facilities, officers, employees, agents, assets or properties, and books and records of the Company and will furnish Purchaser and its representatives and agents with all such information and data in their possession concerning the business, operations, and affairs of the Company as Purchaser or such representatives and agents may reasonably request.

         5.3 Conduct of Business. Except as otherwise expressly permitted in or contemplated by this Agreement, Seller will cause the Company to conduct its business only in the ordinary course and consistent with past practice. Without limiting the generality of the foregoing and except as expressly provided herein:

                  (a) Seller will use, and will cause the Company to use all commercially reasonable efforts to (i) preserve intact the present business organization and policyholder relations of the Company, (ii) keep available the services of the present officers, directors, employees, agents, consultants, and other similar representatives of the Company, (iii) maintain in full force and effect all Contracts referenced in Section 3.16 hereof, except those Contracts which expire in accordance with their terms or are terminated by the Company in the ordinary course of business, (iv) maintain all licenses (including licenses to transact insurance business), qualifications, and authorizations of the Company to do business in each jurisdiction in which it is so licensed, qualified, or authorized, and (v) maintain each rating classification assigned to the Company by all rating agencies as of the date hereof.

                  (b) Seller will cause the Company to maintain its books and records in the usual manner and consistent with past practice and will not permit a material change in any underwriting, investment, actuarial, financial reporting, tax, or accounting practice or policy of the Company or in any assumption underlying such a practice or policy, or in any method of calculating any bad debt, contingency, insurance, or other reserve for financial reporting purposes or for other accounting purposes (including any practice, policy, assumption, or method relating to or affecting the determination of the Company's insurance in force, premium or investment income, reserves or other similar amounts, or operating ratios with respect to expenses, losses or lapses).

                  (c) Seller will cause all statutory reserves and other similar amounts with respect to losses, benefits, claims, and expenses in respect of the Company's insurance business to be (i) determined in accordance with SAP and generally accepted actuarial assumptions consistently applied, (ii) determined in accordance with the benefits specified in the related insurance or reinsurance Contracts, (iii) calculated, established and reflected on a basis consistent with those reserves and other similar amounts and reserving methods followed by the Company at March 31, 2000, and (iv) determined in conformity with the requirements of the insurance laws of each applicable jurisdiction in all material respects.

                  (d) Seller will cause the Company to continue to comply, in all material respects, with all laws applicable to the business, operations, or affairs of the Company.

         5.4 No Charter Amendments. Seller will cause the Company to refrain from amending their respective certificate or articles of incorporation or bylaws and from taking any action with respect to any such amendment.

         5.5 No Issuance of Securities. Seller will cause the Company to refrain from authorizing or issuing any shares of its capital stock (or any interest therein) or entering into any Contract or granting any option, warrant, or right calling for the authorization or issuance of any shares of capital stock of any Company (or any interest therein), or creating or issuing any securities directly or indirectly convertible into or exchangeable for any such shares (or any interest therein), or issuing any options, warrants, or rights to purchase any such convertible securities (or any interest therein).

         5.6 No Breach or Default. Seller will cause the Company to refrain from violating, breaching, or defaulting, and from taking or failing to take any action that (with or without notice or lapse of time or both) would constitute a violation, breach, or default, under any term or provision of any Contract to which the Company is a party or by which any of their assets or properties is or may be bound, except for such violations, breaches, defaults, actions, or failures that individually or in the aggregate do not have and cannot reasonably be expected to have a Material Adverse Effect.

         5.7 Indebtedness. Without the prior written approval of Purchaser, Seller will cause the Company to refrain from (a) creating, incurring, assuming, guaranteeing, or otherwise becoming liable for any liability (except in the ordinary course of business and consistent with past practice), (b) canceling, paying, agreeing to cancel or pay, or otherwise providing for a complete or partial discharge, in each case in advance of a scheduled payment date with respect to any monetary liability other than in the ordinary course of business and consistent with past practice, and (c) waiving any right to receive any direct or indirect payment or other benefit under any liability owing to it other than in the ordinary course of business and consistent with past practice.

         5.8 No Acquisitions. Seller will cause the Company to refrain from (a) merging, consolidating, or otherwise combining or agreeing to merge, consolidate, or otherwise combine with any other entity, (b) acquiring or agreeing to acquire blocks of business or all or substantially all assets or capital stock or other equity securities of any other entity, or (c) otherwise acquiring or agreeing to acquire control or ownership of any other entity.

         5.9 Intercompany Liabilities and Affiliate Transactions. Except as otherwise expressly provided for or disclosed in this Agreement, Seller will cause the Company to refrain from entering into any Contract or engaging in any new transaction with Seller or any Affiliate of Seller.

         5.10 Notice and Cure. Seller will notify Purchaser promptly in writing of, and contemporaneously will provide Purchaser with true and complete copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction, or circumstance occurring after the date of this Agreement that causes or will cause any covenant or agreement of such Seller under this Agreement to be breached, or that renders or will render untrue any representation or warranty of such Seller contained in this Agreement as if the same were made on or as of the date of such event, transaction, or circumstance. Seller also will use all commercially reasonable efforts to cure, before the Closing, any violation or breach of any representation, warranty, covenant, or agreement made by Seller in this Agreement, whether occurring or arising before or after the date of this Agreement.


                                   ARTICLE VI

                             COVENANTS OF PURCHASER

         Purchaser covenants and agrees with Seller that Purchaser will comply with all covenants and provisions of this ARTICLE VI, except to the extent (i) Seller may otherwise consent in writing, (ii) otherwise required by applicable law, or (iii) otherwise expressly required or permitted by this Agreement; provided, however, that the covenants and agreements of Purchaser set forth in Sections 6.1, 6.2, and 6.3 hereof shall expire upon the earlier of the Closing or the termination of this Agreement in accordance with ARTICLE XI hereof.

         6.1 Contract and Regulatory Approvals. Purchaser will (a) take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and use commercially reasonable efforts, to obtain as promptly as practicable (i) all approvals and consents required of any person or entity under all Contracts to which Purchaser is a party to consummate the transactions contemplated hereby, and (ii) all approvals, authorizations, and clearances of governmental and regulatory authorities required of Purchaser to consummate the transactions contemplated hereby, including any required approvals of the insurance regulatory authorities in the State of Oklahoma, (b) provide such information and communications to such governmental and regulatory authorities as such authorities may reasonably request, and (c) cooperate with Seller in obtaining, as promptly as practicable, all approvals, authorizations, and clearances of governmental or regulatory authorities and other persons or entities required of Seller to consummate the transactions contemplated hereby. Subject to the terms and conditions of this Agreement and applicable law, Purchaser shall act in good faith and use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby as soon as reasonably practicable, including such actions or things as Seller may reasonably request in order to cause any of the conditions to such other party's obligation to consummate the transactions contemplated hereby to be satisfied.

         6.2 Notice and Cure. Purchaser will notify Seller promptly in writing of, and contemporaneously will provide Seller with true and complete copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction, or circumstance occurring after the date of this Agreement that causes or will cause any covenant or agreement of Purchaser under this Agreement to be breached, or that renders or will render untrue any representation or warranty of Purchaser contained in this Agreement as if the same were made on or as of the date of such event, transaction, or circumstance. Purchaser also will use all commercially reasonable efforts to cure, before the Closing, any violation or breach of any representation, warranty, covenant, or agreement made by it in this Agreement, whether occurring or arising before or after the date of this Agreement.

                                   ARTICLE VII

                     CONDITIONS TO OBLIGATIONS OF PURCHASER

         The obligations of Purchaser hereunder are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Purchaser). Seller shall use all commercially reasonable efforts to fulfill, at or before the Closing, such of the following conditions (or portions thereof) over which Seller has control.

         7.1 Representations and Warranties. The representations and warranties made by Seller in this Agreement, in the certificates delivered by Seller pursuant to this Agreement, and in the Disclosure Schedule shall be true in all material respects as of the Closing as though such representations and warranties were made at and as of the Closing.

         7.2 Performance. Seller shall have performed and complied with, in all material respects, all agreements and covenants required by this Agreement to be so performed or complied with by Seller at or before the Closing.

         7.3 Seller's Certificate. Seller shall have delivered to Purchaser a certificate, dated the Closing Date and executed by Seller, certifying as to the fulfillment by Seller of the conditions set forth in Sections 7.1, 7.2, and 7.5 through 7.8 hereof.

         7.4 No Injunction. There shall not be in effect on the Closing Date any writ, judgment, injunction, decree, or similar order of any court or governmental authority restraining, enjoining, or otherwise preventing consummation of any of the transactions contemplated by this Agreement.

         7.5 No Proceeding or Litigation. There shall not be instituted, or pending any material action, suit, investigation, or other proceeding in, before, or by any court, governmental or regulatory authority, or other person or entity to restrain, enjoin, or otherwise prevent consummation of any of the transactions contemplated by this Agreement.

         7.6 Contract and Regulatory Approvals. All approvals, authorizations, and clearances contemplated by Sections 5.1 and 6.1(a)(ii) hereof and necessary to permit Seller and Purchaser to perform their obligations under this Agreement and to consummate the transactions contemplated hereby (including, without limitation, any requisite action of the insurance regulatory authorities in the State of Oklahoma) shall have been obtained and shall be in full force and effect.

         7.7 Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect.


                                  ARTICLE VIII

                       CONDITIONS TO OBLIGATIONS OF SELLER

         The obligations of Seller hereunder are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Seller). Purchaser will use all commercially reasonable efforts to fulfill, at or before the Closing, such of the following conditions (or portions thereof) over which it has control.

         8.1 Representations and Warranties. The representations and warranties made by Purchaser in this Agreement and in the certificates delivered by Purchaser pursuant to this Agreement shall be true in all material respects as of the Closing as though such representations and warranties were made as of the Closing.

         8.2 Performance. Purchaser shall have performed and complied with, in all material respects, all agreements and covenants required by this Agreement to be so performed or complied with by Purchaser at or before the Closing.

         8.3 Officer's Certificates. Purchaser shall have delivered to Seller a certificate, dated the Closing Date and executed by an executive officer of Purchaser, certifying as to the fulfillment of the conditions set forth in Sections 8.1, 8.2, and 8.5 through 8.7 hereof.

         8.4 No Injunction. There shall not be in effect on the Closing Date any writ, judgment, injunction, decree, or similar order of any court or governmental authority restraining, enjoining, or otherwise preventing consummation of any of the transactions contemplated by this Agreement.

         8.5 No Proceeding or Litigation. There shall not be instituted or pending any material action, suit, investigation, or other proceeding in, before, or by any court, governmental or regulatory authority, or other person or entity to restrain, enjoin, or otherwise prevent consummation of any of the transactions contemplated by this Agreement.

         8.6 Contract or Regulatory Approvals. All approvals, authorizations, and clearances contemplated by Sections 5.1(b) and 6.1 hereof and necessary to permit Seller and Purchaser to perform their obligations under this Agreement and to consummate the transactions contemplated hereby (including, without limitation, any requisite action of the insurance regulatory authorities in the State of Oklahoma) shall have been obtained and shall be in full force and effect.


                                   ARTICLE IX

                             SURVIVAL OF PROVISIONS

         9.1 Survival of Representations and Warranties. Subject to Section 9.2 hereof and ARTICLE X hereof, the representations and warranties respectively made by Seller and Purchaser in this Agreement, in the Disclosure Schedule, or in any certificate required to be delivered pursuant to this Agreement will survive the Closing (i) until the expiration of all applicable statutes of limitations (including all periods of extension, whether automatic or permissive) in the case of the representations and warranties of Seller set forth in Sections 3.1, 3.2, 3.4, 3.5, 3.10, 3.11, and 3.15 hereof, and (ii)
until June 30, 2001 in the case of all other representations and warranties.

         9.2 Pursuit of Claims. Any breach of any representation or warranty as to which a bona fide claim for indemnification has been asserted in accordance with ARTICLE X hereof during the applicable survival period set forth in Section
9.1 hereof may be pursued beyond the expiration of such survival period until such claim is resolved by final, nonappealable judgment or by settlement.

                                    ARTICLE X

                                 INDEMNIFICATION

         10.1 Indemnification by Seller. Subject to the provisions of Sections
10.3 and ARTICLE IX hereof, Seller will indemnify and hold harmless each of Purchaser and its Affiliates from and against any and all Damages resulting from any breach by such Seller of any representation, warranty, covenant or agreement made by such Seller in this Agreement, in the Disclosure Schedule, or in any certificate required to be delivered pursuant to this Agreement.

         10.2 Indemnification by Purchaser. Subject to the provisions of Section
10.3 and ARTICLE IX hereof, Purchaser will indemnify and hold harmless Seller and its Affiliates from and against any and all Damages resulting from or relating to any breach by Purchaser of any representation, warranty, covenant, or agreement made by Purchaser in this Agreement or in any certificate required to be delivered pursuant to this Agreement.

         10.3 Indemnification Procedures.

                  (a) If an Indemnitee becomes aware of any matter that it believes is indemnifiable pursuant to Section 10.1 or 10.2 hereof and such matter involves (i) any claim made against the Indemnitee by any person or entity other than Purchaser or Seller or (ii) the commencement of any action, suit, investigation, arbitration, audit, or similar proceeding against the Indemnitee by any person or entity other than Purchaser or Seller, the Indemnitee will give the Indemnifying Party prompt written notice of such claim or the commencement of such action, suit, investigation, arbitration, audit, or similar proceeding, which notice must (A) provide (with reasonable specificity) the basis on which indemnification is being asserted, (B) set forth the actual or good-faith estimated amount of Damages for which indemnification is being asserted, if known, and (C) be accompanied by copies of all relevant pleadings, demands, and other papers served on the Indemnitee. If the Indemnitee does not give notice to the Indemnifying Party of any matter that is indemnifiable pursuant to Section 10.1 or 10.2 hereof, the Indemnifying Party shall not be liable for such indemnification; provided that no delay on the part of the Indemnitee in notifying the Indemnifying Party will relieve the Indemnifying Party from any obligation hereunder unless, and then solely to the extent that, the Indemnifying Party is prejudiced thereby.

                  (b) Once the Indemnitee has given notice of the matter to the indemnifying Party, the Indemnifying Party may defend against the matter in a manner which it reasonably deems to be appropriate. If the Indemnifying Party elects to defend the claim described in such notice, the Indemnifying Party will be obligated to compromise or defend (and will control the defense of) such claim, at its own expense and by counsel chosen by the Indemnifying Party. The Indemnitee will cooperate fully with the Indemnifying Party and counsel for the Indemnifying Party in the defense against any such claim, and the Indemnitee will have the right to participate at its own expense in the defense of any such claim. If the Indemnifying Party does not respond within 30 days or does not elect to defend such claim, the Indemnitee will be free to defend (and control the defense of) such claim and to pursue such remedies as may be available to the Indemnitee under applicable law; provided, however, that (i) the Indemnifying Party may take control of the defense of such claim at any time by giving written notice to the Indemnitee and (ii) the Indemnitee may not enter into any settlement or consent to the entry of any judgment without the prior written consent of the Indemnifying Party, which consent will not be unreasonably withheld. Any reasonable legal and other professional fees of the Indemnitee in defending such a claim shall be paid by the Indemnifying Party.

                  (c) The Indemnifying Party will not consent to the entry of a judgment with respect to any claim or enter into any settlement which does not include a provision whereby the plaintiff or claimant in the matter releases the Indemnitee from all liability with respect thereto, without the written consent of the Indemnitee (not to be withheld or delayed unreasonably).

                  (d) The Indemnifying Party shall have no obligation to indemnify or hold harmless the Indemnitee for any Damages to the extent that the Indemnitee has actually recovered such Damages (net of expenses of recovery) from any person other than the Indemnifying Party. The Indemnitee hereby assigns to the Indemnifying Party any right the Indemnitee may have against any person (other than the Indemnifying Party) to recover any amounts that the Indemnifying Party has paid to the Indemnitee.

                  (e) If an Indemnitee becomes aware of any matter that it believes is indemnifiable pursuant to Section 10.1 or 10.2 hereof and such matter involves a claim made by Purchaser or Seller, the Indemnitee will give the Indemnifying Party prompt written notice of such claim, which notice must (i) provide (with reasonable specificity) the bases for which indemnification is being asserted, and (ii) set forth the actual or good-faith estimated amount of Damages for which indemnification is being asserted. The Indemnifying Party will have a period of 15 days after the delivery of each notice required by this
         Section 10.3(d) during which to respond to such notice. If the Indemnifying Party accepts (in writing) full responsibility for the claim described in such notice, the Indemnifying Party will pay upon demand to the Indemnitee the actual or estimated amount of Damages reflected in such notice. If the Indemnifying Party disputes such claim or does not respond within such 15-day period, the Indemnifying Party and the Indemnitee agree to proceed in good faith to negotiate a resolution of such dispute. If all such disputes are not resolved through negotiations within 30 days after such negotiations begin or if such negotiations are not initiated within 30 days after initial notice is given by the Indemnitee, either the Indemnifying Party or the Indemnitee may initiate litigation to resolve such disputes.

             (f) Any claim for indemnification must be made prior to the expiration of the applicable representation, warranty or covenant as set forth in Section 9.1.

         10.4 Threshold for Claims. Notwithstanding the foregoing provisions of this Article X, (i) Seller shall have no liability for indemnification for any Damages under Section 10.1(a) or Section 10.1(c) hereof until and unless the cumulative total of such Damages exceeds in the aggregate $100,000, it being understood that if such threshold for Damages is reached, Seller shall be liable to Purchaser for all Damages, and (ii) in no event shall Seller's aggregate liability in respect of indemnification claims exceed the purchase price, provided, however, that the limitations of this Section 10.4 shall not apply to any Damages resulting from (i) any tax liabilities, fines or penalties assessed against the Company resulting from actions or positions taken by the Company or any predecessor prior to the Closing Date or (ii) Seller's willful misrepresentations or willful breaches of covenants or agreements made as a part of or contained in this Agreement.

                                   ARTICLE XI

                                   TERMINATION

         11.1 Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned:

                  (a) at any time before the Closing by written agreement of Seller and Purchaser;

                  (b) at any time after June 30, 2000, by Seller or Purchaser if the transactions contemplated by this Agreement have not been consummated on or before such date and such failure to consummate is not caused by a breach of this Agreement by the party electing to terminate pursuant to this Section 11.1(b);

                  (c) at any time before the Closing if any governmental entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated hereby and such order, decree or ruling or other action shall have become final and nonappealable; provided, however, that the party seeking to terminate the Agreement pursuant to this Section shall have used commercially reasonable efforts for a period of not less than 60 days to remove such order, decree or ruling;

                  (d) by Purchaser at any time before the Closing if (i) any of the conditions set forth in Article VII that (A) are required to occur prior to the Closing shall have become incapable of occurring, or (B) are not permitted to occur prior to the Closing shall have occurred prior to the Closing and are incapable of being cured or reversed, and, in either case (A) or (B), shall not have been, on or before the date of such termination, permanently waived by Purchaser, or (ii) Seller shall have breached any of its respective covenants or other agreements contained in this Agreement which breach is incapable of being cured or has not been cured within 15 days after the giving of written notice to Seller; and

                  (e) by Seller at any time before the Closing if (i) any of the conditions set forth in Article VIII that (A) are required to occur prior to the Closing shall have become incapable of occurring, or (B) are not permitted to occur prior to the Closing shall have occurred prior to the Closing and are incapable of being cured or reversed, and, in either case (A) or (B), shall not have been, on or before the date of such termination, permanently waived by Seller, or (ii) Purchaser shall have breached any of its respective covenants or other agreements contained in this Agreement which breach is incapable of being cured or has not been cured within 15 days after the giving of written notice to Purchaser.

         11.2 Effect of Termination. If this Agreement is validly terminated pursuant to Section 11.1 hereof, this Agreement will become null and void except that (a) the provisions of this Sections 11.2, 12.6, and 12.12 hereof will continue to apply following any such termination, and (b) no party hereto will be relieved of any liability for Damages that such party may have to the other party by reason of such party's breach of any covenant set forth in this Agreement.

                                   ARTICLE XII

                                  MISCELLANEOUS

         12.1 Notices. Any notice or other communication given pursuant to this Agreement must be in writing and (a) delivered personally, (b) sent by telefacsimile or other similar facsimile transmission, (c) delivered by overnight express, or (d) sent by registered or certified mail, postage prepaid, as follows:

         (i)      If to Seller:

                  UICI
                  4001 McEwen
                  Dallas, Texas 75244

                  Attn:  General Counsel
                  Telefacsimile:


         (ii)     If to Purchaser:

                  The MEGA Life and Health Insurance Company
                  4001 McEwen
                  Dallas, Texas 75244

                  Attention:  General Counsel
                  Telefacsimile:  203/968-0920


All notices and other communications required or permitted under this Agreement that are addressed as provided in this Section 12.2 will (A) if delivered personally or by overnight express, be deemed given upon delivery; (B) if delivered by telefacsimile or similar facsimile transmission, be deemed given when electronically confirmed; and (C) if sent by registered or certified mail, be deemed given when received. Any party from time to time may change its address for the purpose of notices to that party by giving a similar notice specifying a new address, but no such notice will be deemed to have been given until it is actually received by the party sought to be charged with the contents thereof.

         12.2 Entire Agreement. Except for documents executed by Seller and Purchaser pursuant hereto, this Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter of this Agreement, and this Agreement, including the Disclosure Schedules attached hereto, contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

         12.3 Further Assurances. Seller and Purchaser agree that, from time to time after the Closing, upon the reasonable request of the other, they will cooperate and will cause their respective Affiliates to cooperate with each other to effect the orderly transition of the business, operations, and affairs of the Company to Purchaser.

         12.4 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof. Such waiver must be in writing and must be executed by an executive officer of such party. A waiver on one occasion will not be deemed to be a waiver of the same or any other breach or nonfulfillment on a future occasion. All remedies, either under this Agreement, or by law or otherwise afforded, will be cumulative and not alternative.

         12.5 Amendment. This Agreement may be modified or amended only by a writing duly executed by Seller and Purchaser.

         12.6 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument.

         12.7 Governing Law. This Agreement will be governed by and construed and enforced in accordance with the laws of the State of Oklahoma (without regard to the principles of conflicts of law) applicable to a Contract executed and performable in such state.

         12.8 Binding Effect. This Agreement is binding upon and will inure to the benefit of the parties and their respective successors and permitted assigns.

         12.9 No Assignment. Neither this Agreement nor any right or obligation hereunder or part hereof may be assigned by any parties hereto without the prior written consent of the other party hereto (and any attempt to do so will be void); provided that Purchaser may assign any or all of its rights and obligations under this Agreement to any Affiliate of Purchaser without the consent of Seller, provided that any such assignment will not relieve Purchaser of any of its obligations under this Agreement.

         12.10 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future law, and if the rights or obligations under this Agreement of Seller and Purchaser will not be materially and adversely affected thereby, (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; and (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement.

         12.11 Headings. The headings of the Articles and Sections of this Agreement (including the Disclosure Schedule) have been inserted for convenience of reference only, are not intended to be considered a part hereof, and will not modify or restrict any term or provision hereof.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as of the date first written above by the duly authorized officers of Purchaser and Seller.

                                       PURCHASER:

                                       THE MEGA LIFE AND HEALTH
                                       INSURANCE COMPANY



                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                       SELLER:

                                       UICI



                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------